UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2018

ATHENE HOLDING LTD.
(Exact name of registrant as specified in its charter)

	Bermuda	001-37963	98-0630022
	(State or other jurisdiction of	(Commission	(I.R.S. Employer
	incorporation or organization)	file number)	Identification Number)

96 Pitts Bay Road
Pembroke, HM08, Bermuda
(Address of principal executive offices and zip code)

(441) 279-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the closing of the AGER Offering (as defined below) (the “Closing”), as discussed under Item 8.01 below, on January 1, 2018, Athene Holding Ltd. (the “Company”) entered into that certain Cooperation Agreement (the “Cooperation Agreement”), dated January 1, 2018, between it and AGER Bermuda Holding Ltd. (“AGER”). Pursuant to the Cooperation Agreement, among other things, (i) the Company will have the right to reinsure approximately 20% of the spread business written or reinsured by any insurance or reinsurance company owned or acquired by AGER, (ii) AGER’s insurance subsidiaries will be required to purchase certain funding agreements and/or other spread instruments issued by the Company’s insurance subsidiaries, (iii) the Company will provide AGER and its European operations (the “AGER Group”) with a right of first refusal to pursue acquisition and reinsurance transactions in Europe (other than the United Kingdom) and (iv) the AGER Group will provide the Company and its subsidiaries with a right of first refusal to pursue acquisition and reinsurance transactions in North America and the United Kingdom.

The foregoing description of the Cooperation Agreement is not complete and is qualified in its entirety by reference to the Cooperation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported, on April 14, 2017 (the “Subscription Date”), in connection with a private offering, AGER entered into subscription agreements with the Company, certain affiliates of Apollo Global Management, LLC (“Apollo”) and a number of other third-party investors pursuant to which AGER secured commitments from such parties to purchase new common shares in AGER (the “AGER Offering”), subject to required regulatory approval and certain other customary closing conditions.

On November 28, 2017, the AGER board of directors approved resolutions authorizing the Closing to occur on January 1, 2018 and approving a capital call from all of the AGER investors, excluding the Company. In connection with the Closing and the issuance of shares in respect of the capital call, each of which occurred on January 1, 2018, the Company’s equity interest in the AGER Group was exchanged for 9,000,000 common shares of AGER equity securities. As a result, the Company’s interest in AGER was reduced below 50% of the economic and voting interests in the AGER Group, such that the AGER Group is now held by the Company as an investment rather than as consolidated subsidiaries of the Company.

AGER previously was a wholly-owned subsidiary of the Company. As of the Closing on January 1, 2018, the Company holds 10% of the aggregate voting power of and less than 50% of the economic interest in AGER’s equity securities, and two employees of the Company have been elected to serve on AGER’s board of directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Cooperation Agreement, dated as of January 1, 2018, between AGER Bermuda Holding Ltd. and Athene Holding Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENE HOLDING LTD.

Date: January 2, 2018	/s/ John L. Golden
John L. Golden
Executive Vice President, Legal